SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2007

MOST HOME CORP.
(Exact name of Registrant as specified in its charter)

Nevada (State of Incorporation)	0-29067 (Commission File No.)	98-0173359 (I.R.S. Employer Identification No.)
Unit 1- 11491 Kingston Street, Maple Ridge, British Columbia, Canada V2X 0Y6 (Address of principal executive office, including Zip Code)
Registrant's telephone number, including area code: (604) 460-7634

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Cancellation of Series B and Series C Preferred Stock.

On August 18, 2007 and July 27, 2007, respectively, Most Home Corp. filed with the Nevada Secretary of State the following Certificates canceling the authorized 3,500,000 Series B Preferred Stock, with a par value of $0.001 per share, and authorized 1,750,000 Series C Preferred Stock, with a par value of $0.001 per share, both series of which do not have any outstanding shares:

(a)        a Certificate of Withdrawal of Certificate of Designation to withdraw a series of preferred stock designated as Series B Preferred Shares filed on October 12, 2001 with the Nevada Secretary of State; and

(b)        a Certificate of Withdrawal of Certificate of Designation to withdraw a series of preferred stock designated as Series C Preferred Shares filed on March 28, 2002 with the Nevada Secretary of State.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.
Exhibit No.	Description of Exhibit
3.1	Certificate of Withdrawal of Certificate of Designation Series B Preferred Stock.
3.2	Certificate of Withdrawal of Certificate of Designation Series C Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOST HOME CORP.
Date: August 23, 2007	By: /s/ Michael Schutz Michael Schutz, Chief Financial Officer